Exhibit 10.1

AMENDMENTS TO THE

CLEARWATER PAPER CORPORATON

2017 STOCK INCENTIVE PLAN

The Clearwater Paper Corporation 2017 Stock Incentive Plan (the “Plan”), as adopted by the Board of Directors of Clearwater Paper Corporation (the “Corporation”) on February 28, 2017, is hereby amended as follows effective as of May 11, 2023, subject to approval of such amendments by the Corporation’s stockholders:

1. Section 5 of the Plan (“Stock Subject to Plan”) is hereby amended by revising subsections (a) and (c) thereof to read as follows:

(a)

Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. On and after May 11, 2023, the aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 800,000 Shares, plus the number of Shares subject to outstanding awards under the Prior Plan as of such date which thereafter are forfeited, settled in cash, cancelled or expire. Any Shares issued in connection with any type of Award granted on and after May 11, 2023 shall be counted against this limitation as one Share for every one Share so issued.

The Share limitation of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Corporation, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(c)

Additional Shares. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Shares, Restricted Stock Units or Performance Shares, is forfeited to or repurchased by the Corporation due to failure to vest, the unpurchased Shares (or for Awards other than Options or SARs the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Shares, Restricted Stock Units or Performance Shares are repurchased by the Corporation or are forfeited to the Corporation, such Shares will become available for future grant or sale under the Plan. Shares used to satisfy the tax withholding obligations related to an Award of Restricted Shares, Restricted Stock Units or Performance Shares will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing,

(i)

The following Shares issued or delivered under this Plan shall not again be available for grant as described above: (A) Shares tendered in payment of the exercise price of an Option; (B) Shares withheld by the Corporation or any Subsidiary to satisfy a tax withholding obligation with respect to an Option or SAR; and (C) Shares that are repurchased by the Corporation with Option proceeds. Without limiting the foregoing, with respect to any SAR that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the SAR upon exercise.

(ii)

Any Shares that are subject to outstanding Awards of Restricted Shares, Restricted Stock Units or Performance Shares that become available for future grant or sale under the Plan pursuant to the foregoing provisions of this Section 5(c) (i.e., because the Awards or underlying Shares expire or are forfeited, repurchased or used to satisfy the tax withholding obligations related to such Awards) will become available for future grant or sale under the Plan as one Share for every one Share so expired, forfeited, repurchased or withheld, regardless of whether such Awards were originally granted under the Prior Plan or this Plan.

To record adoption of this Amendment by the Board of Directors, Clearwater Paper Corporation has caused its authorized officer to execute the same.

Date:	CLEARWATER PAPER CORPORATION

By:
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